Exhibit 99.1

SouthState Corporation to Announce Quarterly Earnings Results on Wednesday, October 23, 2024	For Immediate Release
Media Contact
Jackie Smith, 803.231.3486

WINTER HAVEN, FL – October 4, 2024 – SouthState Corporation (NYSE: SSB) (“SouthState”) announced today that it will release third quarter 2024 earnings results on Wednesday, October 23, 2024, after the market closes. Upon release, investors may access a copy of SouthState’s earnings results at the Company’s website at www.SouthStateBank.com under Investor Relations, News, News & Market Data section.

SouthState will host a conference call on Thursday, October 24, 2024 at 9:00 a.m. (ET) to discuss its third quarter 2024 results. Investors may call in (toll free) by dialing (888) 350-3899 within the US and (646) 960-0343 for all other locations (host: Will Matthews, CFO). The conference ID number is 4200408. The numbers for international participants are listed at https://events.q4irportal.com/custom/access/2324/. Participants may also pre-register for the conference by navigating to https://events.q4inc.com/attendee/830511566. Access detail will be provided via email upon completion of registration.

Alternatively, individuals may listen to the live webcast of the presentation by visiting the link at SouthState’s website at www.SouthStateBank.com. An audio replay of the live webcast is expected to be available by the evening of October 24, 2024 through the Investor Relations section of www.SouthStateBank.com.